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                                                   EXHIBIT 32(a)

                         CERTIFICATION

Pursuant to 18 U.S.C. Section 1350, the undersigned officer of The St. Paul Companies, Inc. (the "Company"), hereby certifies that the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2003 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Dated: July 30, 2003                     Jay S. Fishman
       -------------                     --------------
                                   Name: Jay S. Fishman
                                  Title: Chief Executive Officer